Exhibits 8.1 and 23.1
                                                          ---------------------


                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                                                  March 30, 2005


Standard & Poor's,                      UBS Securities LLC
  a division of                         1285 Avenue of the Americas, 11th Floor
  The McGraw-Hill Companies, Inc.       New York, New York 10019
55 Water Street
New York, New York 10041-0003


Fitch, Inc.                             Deutsche Bank National Trust Company
One State Street Plaza                  1761 East St. Andrew Place
New York, New York 10004                Santa Ana, California 92705-4934

Lehman Brothers Inc.
745 Seventh Avenue, 30th Floor
New York, New York 10019

             Re:  IndyMac MBS, Inc.
                  Residential Asset Securitization Trust, Series 2005-A4 Mortgage-Pass Through Certificates, Series 2005-D
                  ------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for IndyMac MBS, Inc, a Delaware corporation (the "Depositor"), in connection with the issuance of the Mortgage Pass-Through Certificates of the above-referenced Series (the "Certificates"). The Certificates will represent the entire beneficial ownership interest in Residential Asset Securitization Trust 2005-A4 (the "Trust"). The Trust is being formed and the Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of March 1, 2005 (the "Pooling and Servicing Agreement"), among the

Depositor, IndyMac Bank, F.S.B., a federal savings bank
("IndyMac Bank"), as seller and master servicer, and Deutsche Bank National Trust Company, as trustee.

     Capitalized terms not otherwise defined in this opinion letter are used as defined in the Pooling and Servicing Agreement.

     In arriving at the opinions expressed below, we have examined such documents and records as we deemed appropriate, including the following:

          (i) Signed copy of the Registration Statement on Form S-3 (File No. 333-119384) filed by the Depositor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on September 29, 2004, together with each amendment thereto (such registration statement, as amended, and declared effective by the Commission on October 12, 2004) (such registration statement is referred to herein as the "Registration Statement");

          (ii) The Prospectus dated October 26, 2004 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement relating to the Public Certificates, dated March 28, 2005 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Basic Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus");

          (iii)  Signed copy of the Pooling and Servicing Agreement;

          (iv) The underwriting agreement dated March 28, 2005 among the Depositor, UBS Securities LLC and Lehman Brothers Inc. (the "Underwriting Agreement"); and

          (v) Specimen Certificate of each Class of Certificates (together with the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Pooling and Servicing Agreement and the Underwriting Agreement, the "Documents").

     In rendering the opinions set forth below, we have assumed, without independent investigation, that all of the Documents furnished to us are complete and authentic and that all of the Documents have been duly authorized, executed and delivered. Our opinions are also based on the assumption that all parties to the Pooling and Servicing Agreement will comply with the terms thereof, including all tax reporting requirements contained therein and that all representations made in the Pooling and Servicing Agreement by any party thereto are true, and that the issuance of the Certificates and the other transactions set forth in or contemplated by the Documents are not part of another transaction or another series of transactions that would require the Trust Fund, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of Section 6011, 6111, or 6112 of the Internal Revenue Code of 1986, as amended.

     Based upon the foregoing, we are of the opinion that: (i) each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Certificates, other than the Class A-R Certificate, will be treated as regular interests in the Master REMIC, and (iii) the Class A-R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement. The rights of the Class A-1 Certificates to receive payments from the Yield Maintenance Reserve Fund will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss.1.860G-2(i).

     These opinions are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes could be retroactive in application and could modify the legal conclusions upon which such opinions are based. Such opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transaction on Indymac Bank, any member of its federal consolidated group or any wholly owned affiliates.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion letter is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter unless we are specifically engaged to do so. This opinion letter is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.



                                             Very truly yours,



                                             /s/ Sidley Austin Brown & Wood LLP
                                             ----------------------------------
                                             Sidley Austin Brown & Wood LLP



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